Exhibit 10.15

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH MAY BE THE LEGAL COUNSEL OPINION (AS DEFINED IN THE PURCHASE AGREEMENT)), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144, RULE 144A OR REGULATION S UNDER SAID ACT OR OTHER APPLICABLE EXEMPTION. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

Principal Amount: $1,166,666.67	Issue Date: February 9, 2023
Actual Amount of Purchase Price: $1,050,000.00

PROMISSORY NOTE

FOR VALUE RECEIVED, 1847 HOLDINGS LLC, a Delaware limited liability company (hereinafter called the “Borrower” or the “Company”) (Trading Symbol: EFSH), hereby promises to pay to the order of LEONITE FUND I, LP, a Delaware limited partnership, or registered assigns (the “Holder”), in the form of lawful money of the United States of America, the principal sum of $1,166,666.67, which amount is the $1,050,000.00 actual amount of the purchase price (the “Consideration”) hereof plus an original issue discount in the amount of $116,666.67 (the “OID”) (subject to adjustment herein) (the “Principal Amount”) and to pay interest on the unpaid Principal Amount hereof at the rate of twelve percent (12%) (the “Interest Rate”) per annum from the date hereof (the “Issue Date”) until the same becomes due and payable, whether at maturity or upon acceleration or by prepayment or otherwise, as further provided herein. The maturity date shall be twelve (12) months from the Issue Date (the “Maturity Date”), and is the date upon which the Principal Amount (which includes the OID) and any accrued and unpaid interest and other fees, shall be due and payable.

This Note may not be prepaid or repaid in whole or in part except as otherwise explicitly set forth herein.

Any Principal Amount or interest on this Note which is not paid when due shall bear interest at the rate of the lesser of (i) sixteen percent (16%) per annum and (ii) the maximum amount permitted by law from the due date thereof until the same is paid (“Default Interest”). Interest and Default Interest shall be computed on the basis of a 365-day year and the actual number of days elapsed.

All payments due hereunder (to the extent not converted into common shares of the Borrower (the “Common Shares”) in accordance with the terms hereof) shall be made in lawful money of the United States of America. All payments shall be made at such address as the Holder shall hereafter give to the Borrower by written notice made in accordance with the provisions of this Note. Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a business day, the same shall instead be due on the next succeeding day which is a business day.

Each capitalized term used herein, and not otherwise defined, shall have the meaning ascribed thereto in that certain Securities Purchase Agreement, dated as of the Issue Date, pursuant to which this Note was originally issued (the “Purchase Agreement”). As used in this Note, the term “business day” shall mean any day other than a Saturday, Sunday or a day on which commercial banks in the city of New York, New York are authorized or required by law or executive order to remain closed. As used herein, the term “Trading Day” means any day that Common Shares are listed for trading or quotation on the Principal Market (as defined in the Purchase Agreement), provided, however, that if the Common Shares are not then listed or quoted on any Principal Market, then any calendar day.

This Note is free from all taxes, liens, claims and encumbrances with respect to the issue thereof and shall not be subject to preemptive rights or other similar rights of shareholders of the Borrower and will not impose personal liability upon the holder thereof.

The following terms shall also apply to this Note:

ARTICLE I. CONVERSION RIGHTS

1.1 Conversion Right. The Holder shall have the right, on any calendar day, at any time on or following the date that an Event of Default (as defined in the Note) occurs under the Note, to convert all or any portion of the then outstanding and unpaid Principal Amount and interest (including any Default Interest) into fully paid and non-assessable Common Shares, as such Common Shares exist on the Issue Date, or any shares of capital stock or other securities of the Borrower into which such Common Shares shall hereafter be changed or reclassified, at the Conversion Price (as defined below) determined as provided herein (a “Conversion”);”), by submitting to the Borrower a Notice of Conversion (as defined in this Note) by facsimile, e-mail or other reasonable means of communication dispatched on the Conversion Date (as defined in this Note) prior to 11:59 p.m., New York, New York time; provided, however, that notwithstanding anything to the contrary contained herein, the a Holder shall not have the right to convert any portion of this Note, pursuant to Section 1 or otherwise, to the extent that after giving effect to such issuance after conversion as set forth on the applicable Notice of Conversion, the Holder (together with the Holder’s affiliates (the “Affiliates”), and any other Persons (as defined below) acting as a group together with the Holder or any of the Holder’s Affiliates (such Persons, “Attribution Parties”)), would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of Common Shares beneficially owned by the Holder and Attribution Parties shall include the number of Common Shares issuable upon conversion of this Note with respect to which such determination is being made, but shall exclude the number of Common Shares which would be issuable upon (i) conversion of the remaining, nonconverted portion of this Note beneficially owned by the Holder or any of its Affiliates or Attribution Parties and (ii) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its Affiliates or Attribution Parties. Except as set forth in the preceding sentence, for purposes of this Section 1.1, beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder, it being acknowledged by the Holder that the Holder is solely responsible for any schedules required to be filed in accordance therewith. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 1.1, in determining the number of outstanding Common Shares, a Holder may rely on the number of outstanding Common Shares as reflected in (A) the Company’s most recent periodic or annual report filed with the Commission, as the case may be, (B) a more recent public announcement by the Company or (C) a more recent written notice by the Company or the Transfer Agent setting forth the number of Common Shares outstanding. Upon the written or oral request of a Holder, the Company shall within two Trading Days confirm orally and in writing to the Holder the number of Common Shares then outstanding. In any case, the number of outstanding Common Shares shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Note, by the Holder or its Affiliates or Attribution Parties since the date as of which such number of outstanding Common Shares was reported. The “Beneficial Ownership Limitation” shall be 4.99% of the number of the Common Shares outstanding at the time of the respective calculation hereunder. “Person” and “Persons” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and any governmental entity or any department or agency thereof. The limitations contained in this paragraph shall apply to a successor holder of this Note. The number of Conversion Shares to be issued upon each conversion of this Note shall be determined by dividing the Conversion Amount (as defined below) by the applicable Conversion Price then in effect on the date specified in the notice of conversion, in the form attached hereto as Exhibit A (the “Notice of Conversion”), delivered to the Borrower or Borrower’s transfer agent by the Holder in accordance with the terms of this Note; provided that the Notice of Conversion is submitted by facsimile or e-mail (or by other means resulting in, or reasonably expected to result in, notice) to the Borrower or Borrower’s transfer agent before 11:59 p.m., New York, New York time on such conversion date (the “Conversion Date”). The term “Conversion Amount” means, with respect to any conversion of this Note, the sum of (1) the Principal Amount of this Note to be converted in such conversion plus (2) at the Holder’s option, accrued and unpaid interest, if any, on such Principal Amount at the Interest Rate to the Conversion Date, plus (3) at the Holder’s option, Default Interest, if any, on the amounts referred to in the immediately preceding clauses (1) and/or (2). In addition to the beneficial ownership limitations provided in this Note, the sum of the number of Common Shares that may be issued under this Note shall be limited to the amount described in Section 5(r) of the Purchase Agreement, unless the Shareholder Approval (as defined in the Purchase Agreement) is obtained by the Company. Notwithstanding anything in this Section 1.1 of this Note to the contrary, the Holder shall not be entitled to utilize a Conversion Price of less than $0.03 per share (the “Floor Price”, subject to appropriate adjustment for any stock dividend, stock split, stock combination, rights offerings, reclassification or similar transaction that proportionately decreases or increases the Common Stock). Further, beginning on the Issue Date and continuing until the Note is fully converted or repaid in the entirety, the Company shall not issue Common Stock at a cost basis of less than the Floor Price unless written consent of the Holder is obtained by the Company.

1.2 Conversion Price. The per share conversion price into which Principal Amount and interest (including any Default Interest) under this Note shall be convertible into Common Shares hereunder (the “Conversion Price”) shall equal the lower of (a) $4.20 (the “Fixed Price”), and (b) 80% of the lowest VWAP on any Trading Day during the five (5) Trading Days prior to the respective Conversion Date. “VWAP” means, for any security as of any date, the dollar volume-weighted average price for such security on the Principal Market during the period beginning at 9:30 a.m., New York time, and ending at 4:00 p.m., New York time, as reported by Quotestream or other similar quotation service provider designated by the Holder. Holder shall be entitled to deduct $1,750.00 from the conversion amount in each Notice of Conversion to cover Holder’s fees associated with each Notice of Conversion. All such Conversion Price determinations are to be appropriately adjusted for any stock dividend, stock split, stock combination, rights offerings, reclassification or similar transaction that proportionately decreases or increases the Common Shares. If the Company, at any time while this Note is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions payable in Common Shares on Common Shares or any Common Share Equivalents (as defined in this Note), (ii) subdivides outstanding Common Shares into a larger number of shares, (iii) combines (including by way of a reverse stock split) outstanding Common Shares into a smaller number of shares or (iv) issues, in the event of a reclassification of the Common Shares, any shares of the Company, then the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of Common Shares (excluding any treasury shares of the Company) outstanding immediately before such event, and of which the denominator shall be the number of Common Shares outstanding immediately after such event. Any adjustment made pursuant to the immediately preceding sentence shall become effective immediately after the record date for the determination of shareholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification. “Common Share Equivalents” means any securities of the Company or the Company’s subsidiaries which would entitle the holder thereof to acquire at any time Common Shares, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Shares.

1.3 Authorized and Reserved Shares. The Borrower covenants that at all times until the Note is satisfied in full, the Borrower will reserve from its authorized and unissued Common Shares a sufficient number of shares, free from preemptive rights, to provide for the issuance of a number of Conversion Shares equal to the greater of: (a) 1,750,000 Common Shares or (b) the sum of (i) the number of Conversion Shares issuable upon the full conversion of this Note (assuming no payment of Principal Amount or interest) at the time of such calculation (taking into consideration any adjustments to the Conversion Price as provided in this Note) multiplied by (ii) 2.25 (the “Reserved Amount”). The Borrower represents that upon issuance, the Conversion Shares will be duly and validly issued, fully paid and non-assessable. The Borrower (i) acknowledges that it has irrevocably instructed its transfer agent to issue certificates for the Conversion Shares or instructions to have the Conversion Shares issued as contemplated by Section 1.4(e) hereof, and (ii) agrees that its issuance of this Note shall constitute full authority to its officers and agents who are charged with the duty of executing stock certificates or cause the Company to electronically issue Common Shares to execute and issue the necessary certificates for the Conversion Shares or cause the Conversion Shares to be issued as contemplated by Section 1.4(e) hereof in accordance with the terms and conditions of this Note. If, at any time, the Borrower does not maintain the Reserved Amount, it will be considered an Event of Default (as defined in this Note) under this Note.

1.4 Method of Conversion.

(a) Surrender of Note Upon Conversion. Notwithstanding anything to the contrary set forth herein, upon conversion of this Note in accordance with the terms hereof, the Holder shall not be required to physically surrender this Note to the Borrower unless the entire unpaid Principal Amount is so converted. The Holder and the Borrower shall maintain records showing the Principal Amount so converted and the dates of such conversions or shall use such other method, reasonably satisfactory to the Holder and the Borrower, so as not to require physical surrender of this Note upon each such conversion. In the event of any dispute or discrepancy, such records of the Holder shall, prima facie, be controlling and determinative in the absence of manifest error. Notwithstanding the foregoing, if any portion of this Note is converted as aforesaid, the Holder may not transfer this Note unless the Holder first physically surrenders this Note to the Borrower, whereupon the Borrower will forthwith issue and deliver upon the order of the Holder a new Note of like tenor, registered as the Holder (upon payment by the Holder of any applicable transfer taxes) may request, representing in the aggregate the remaining unpaid Principal Amount of this Note. The Holder and any assignee, by acceptance of this Note, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of a portion of this Note, the unpaid and unconverted Principal Amount of this Note represented by this Note may be less than the amount stated on the face hereof.

(b)  Payment of Taxes. The Borrower shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of Common Shares or other securities or property on conversion of this Note in a name other than that of the Holder (or in street name), and the Borrower shall not be required to issue or deliver any such shares or other securities or property unless and until the person or persons (other than the Holder or the custodian in whose street name such shares are to be held for the Holder’s account) requesting the issuance thereof shall have paid to the Borrower the amount of any such tax or shall have established to the satisfaction of the Borrower that such tax has been paid.

(c) Delivery of Common Shares Upon Conversion. Upon receipt by the Borrower or Borrower’s transfer agent from the Holder of a facsimile transmission or e-mail (or other reasonable means of communication) of a Notice of Conversion meeting the requirements for conversion as provided in this Section 1.4, the Borrower shall issue and deliver or cause to be issued and delivered to or upon the order of the Holder certificates for the Conversion Shares (or cause the electronic delivery of the Conversion Shares as contemplated by Section 1.4(e) hereof) within two (2) Trading Days after such receipt (the “Deadline”) (and, solely in the case of conversion of the entire unpaid Principal Amount and interest (including any Default Interest) under this Note, surrender of this Note). If the Company shall fail for any reason or for no reason to issue to the Holder on or prior to the Deadline a certificate for the number of Conversion Shares or to which the Holder is entitled hereunder and register such Conversion Shares on the Company’s share register or to credit the Holder’s balance account with DTC (as defined below) for such number of Conversion Shares to which the Holder is entitled upon the Holder’s conversion of this Note (a “Conversion Failure”), then, in addition to all other remedies available to the Holder, (i) the Company shall pay in cash to the Holder on each day after the Deadline and during such Conversion Failure an amount equal to 1.0% of the product of (A) the sum of the number of Conversion Shares not issued to the Holder on or prior to the Deadline and to which the Holder is entitled and (B) the closing sale price of the Common Shares on the Trading Day immediately preceding the last possible date which the Company could have issued such Conversion Shares to the Holder without violating this Section 1.4(c); and (ii) the Holder, upon written notice to the Company, may void all or any portion of such Notice of Conversion; provided that the voiding of all or any portion of a Notice of Conversion shall not affect the Company’s obligations to make any payments which have accrued prior to the date of such notice. In addition to the foregoing, if on or prior to the Deadline the Company shall fail to issue and deliver a certificate to the Holder and register such Conversion Shares on the Company’s share register or credit the Holder’s balance account with DTC for the number of Conversion Shares to which the Holder is entitled upon the Holder’s exercise hereunder or pursuant to the Company’s obligation pursuant to clause (ii) below, and if on or after such Trading Day the Holder purchases (in an open market transaction or otherwise) Common Shares to deliver in satisfaction of a sale by the Holder of Common Shares issuable upon such exercise that the Holder anticipated receiving from the Company, then the Company shall, within two (2) Trading Days after the Holder’s request and in the Holder’s discretion, either (i) pay cash to the Holder in an amount equal to the Holder’s total purchase price (including brokerage commissions and other reasonable and customary out-of-pocket expenses, if any) for the Common Shares so purchased (the “Buy-In Price”), at which point the Company’s obligation to deliver such certificate (and to issue such Conversion Shares) or credit such Holder’s balance account with DTC for such Conversion Shares shall terminate, or (ii) promptly honor its obligation to deliver to the Holder a certificate or certificates representing such Conversion Shares or credit such Holder’s balance account with DTC and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of Common Shares, times (B) the closing sales price of the Common Shares on the date of exercise. Nothing shall limit the Holder’s right to pursue any other remedies available to it hereunder, at law or in equity, including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing the Conversion Shares (or to electronically deliver such Conversion Shares) upon the conversion of this Note as required pursuant to the terms hereof.

(d) Obligation of Borrower to Deliver Common Shares. At the time that the Holder submits the Notice of Conversion to the Borrower or Borrower’s transfer agent, the Holder shall be deemed to be the holder of record of the Conversion Shares issuable upon such conversion, the outstanding Principal Amount and the amount of accrued and unpaid interest (including any Default Interest) under this Note shall be reduced to reflect such conversion, and, unless the Borrower defaults on its obligations under this Article I, all rights with respect to the portion of this Note being so converted shall forthwith terminate except the right to receive the Common Shares or other securities, cash or other assets, as herein provided, on such conversion. If the Holder shall have given a Notice of Conversion as provided herein, the Borrower’s obligation to issue and deliver the certificates for the Conversion Shares (or cause the electronic delivery of the Conversion Shares as contemplated by Section 1.4(e) hereof) shall be absolute and unconditional, irrespective of the absence of any action by the Holder to enforce the same, any waiver or consent with respect to any provision thereof, the recovery of any judgment against any person or any action to enforce the same, any failure or delay in the enforcement of any other obligation of the Borrower to the holder of record, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder of any obligation to the Borrower, and irrespective of any other circumstance which might otherwise limit such obligation of the Borrower to the Holder in connection with such conversion. The Conversion Date specified in the Notice of Conversion shall be the Conversion Date so long as the Notice of Conversion is sent to the Borrower or Borrower’s transfer agent before 11:59 p.m., New York, New York time, on such date.

(e) Delivery of Conversion Shares by Electronic Transfer. In lieu of delivering physical certificates representing the Conversion Shares issuable upon conversion hereof, provided the Borrower is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer or Deposit/Withdrawal at Custodian programs, upon request of the Holder and its compliance with the provisions contained in Section 1.1 and in this Section 1.4, the Borrower shall use its best efforts to cause its transfer agent to electronically transmit the Conversion Shares issuable upon conversion hereof to the Holder by crediting the account of Holder’s Prime Broker with DTC through its Deposit Withdrawal Agent Commission system.

1.5 Concerning the Shares. The Conversion Shares issuable upon conversion of this Note may not be sold or transferred unless (i) such shares are sold pursuant to an effective registration statement under the 1933 Act or (ii) the Borrower or its transfer agent shall have been furnished with an opinion of counsel (which opinion shall be the Legal Counsel Opinion (as defined in the Purchase Agreement)) to the effect that the shares to be sold or transferred may be sold or transferred pursuant to an exemption from such registration or (iii) such shares are sold or transferred pursuant to Rule 144, Rule 144A, Regulation S, or other applicable exemption, or (iv) such shares are transferred to an “affiliate” (as defined in Rule 144) of the Borrower who agrees to sell or otherwise transfer the shares only in accordance with this Section 1.5 and who is an Accredited Investor (as defined in the Purchase Agreement). Except as otherwise provided in the Purchase Agreement (and subject to the removal provisions set forth below), until such time as the Conversion Shares have been registered under the 1933 Act or otherwise may be sold pursuant to Rule 144, Rule 144A, Regulation S, or other applicable exemption without any restriction as to the number of securities as of a particular date that can then be immediately sold, each certificate for the Conversion Shares that has not been so included in an effective registration statement or that has not been sold pursuant to an effective registration statement or an exemption that permits removal of the legend, shall bear a legend substantially in the following form, as appropriate:

“NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH MAY BE THE LEGAL COUNSEL OPINION (AS DEFINED IN THE PURCHASE AGREEMENT)), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144, RULE 144A, REGULATION S UNDER SAID ACT, OR OTHER APPLICABLE EXEMPTION. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.”

The legend set forth above shall be removed and the Company shall issue to the Holder a certificate for the applicable Conversion Shares without such legend upon which it is stamped or (as requested by the Holder) issue the applicable Conversion Shares by electronic delivery by crediting the account of such holder’s broker with DTC, if, unless otherwise required by applicable state securities laws: (a) such Conversion Shares are registered for sale under an effective registration statement filed under the 1933 Act or otherwise may be sold pursuant to Rule 144, Rule 144A, Regulation S, or other applicable exemption without any restriction as to the number of securities as of a particular date that can then be immediately sold, or (b) the Company or the Holder provides the Legal Counsel Opinion (as contemplated by and in accordance with Section 5(l) of the Purchase Agreement) to the effect that a public sale or transfer of such Conversion Shares may be made without registration under the 1933 Act, which opinion shall be accepted by the Company so that the sale or transfer is effected. The Company shall be responsible for the fees of its transfer agent and all DTC fees associated with any such issuance. The Holder agrees to sell all Conversion Shares, including those represented by a certificate(s) from which the legend has been removed, in compliance with applicable prospectus delivery requirements, if any.

1.6 Effect of Certain Events.

(a) Effect of Merger, Consolidation, Etc. At the option of the Holder, the sale, conveyance or disposition of all or substantially all of the assets of the Borrower, or the consolidation, merger or other business combination of the Borrower with or into any other Person (as defined below) or Persons when the Borrower is not the survivor shall either: (i) be deemed to be an Event of Default pursuant to which the Borrower shall be required to pay to the Holder upon the consummation of and as a condition to such transaction an amount equal to the Default Amount (as defined in this Note) or (ii) be treated pursuant to Section 1.6(b) hereof. “Person” shall mean any individual, corporation, limited liability company, partnership, association, trust or other entity or organization.

(b) Adjustment Due to Merger, Consolidation, Etc. If, at any time when this Note is issued and outstanding and prior to conversion of all of this Note, there shall be any merger, consolidation, exchange of shares, recapitalization, reorganization, or other similar event, as a result of which Common Shares of the Borrower shall be changed into the same or a different number of shares of another class or classes of stock or securities of the Borrower or another entity, or in case of any sale or conveyance of all or substantially all of the assets of the Borrower other than in connection with a plan of complete liquidation of the Borrower, then the Holder of this Note shall thereafter have the right to receive upon conversion of this Note, upon the basis and upon the terms and conditions specified herein and in lieu of the Common Shares immediately theretofore issuable upon conversion, such stock, securities or assets which the Holder would have been entitled to receive in such transaction had this Note been converted in full immediately prior to such transaction (without regard to any limitations on conversion set forth herein), and in any such case appropriate provisions shall be made with respect to the rights and interests of the Holder of this Note to the end that the provisions hereof (including, without limitation, provisions for adjustment of the Conversion Price and of the number of shares issuable upon conversion of the Note) shall thereafter be applicable, as nearly as may be practicable in relation to any securities or assets thereafter deliverable upon the conversion hereof. The Borrower shall not effectuate any transaction described in this Section 1.6(b) unless (a) it first gives, to the extent practicable, at least fifteen (15) days prior written notice of the record date of the special meeting of shareholders to approve, or if there is no such record date, the consummation of, such merger, consolidation, exchange of shares, recapitalization, reorganization or other similar event or sale of assets (during which time the Holder shall be entitled to convert this Note) and (b) the resulting successor or acquiring entity (if not the Borrower) assumes by written instrument the obligations of this Section 1.6(b). The above provisions shall similarly apply to successive consolidations, mergers, sales, transfers or share exchanges.

(c) Purchase Rights. If, at any time when all or any portion of this Note is issued and outstanding, the Borrower issues any convertible securities or rights to purchase stock, warrants, securities or other property (the “Purchase Rights”) pro rata to the record holders of any class of Common Shares, then the Holder of this Note will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such Holder could have acquired if such Holder had held the number of Common Shares acquirable upon complete conversion of this Note (without regard to any limitations on conversion contained herein) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights or, if no such record is taken, the date as of which the record holders of Common Shares are to be determined for the grant, issue or sale of such Purchase Rights.

(d) Dilutive Issuance. If the Borrower, at any time while this Note or any amounts due hereunder are outstanding, issues, sells or grants (or has issued, sold or granted as of the Issue Date, as the case may be) any option to purchase, or sells or grants any right to reprice, or otherwise disposes of, or issues (or has sold or issued, as the case may be, or announces any sale, grant or any option to purchase or other disposition), any Common Shares or other securities convertible into, exercisable for, or otherwise entitle any person or entity the right to acquire, Common Shares (including, without limitation, upon conversion of this Note, and any convertible notes or warrants outstanding as of or following the Issue Date), in each or any case at an effective price per share that is lower than the then Conversion Price (such lower price, the “Base Conversion Price” and such issuances, collectively, a “Dilutive Issuance”) (it being agreed that if the holder of the Common Shares or other securities so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights per share which are issued in connection with such issuance, be entitled to receive Common Shares at an effective price per share that is lower than the Conversion Price, such issuance shall be deemed to have occurred for less than the Conversion Price on such date of the Dilutive Issuance), then the Conversion Price shall be reduced, at the option of the Holder, to a price equal to the Base Conversion Price. Such adjustment shall be made whenever such Common Shares or other securities are issued. By way of example, and for the avoidance of doubt, if the Company issues a convertible promissory note (including but not limited to a Variable Rate Transaction) (as defined in the Purchase Agreement)), and the holder of such convertible promissory note has the right to convert it into Common Shares at an effective price per share that is lower than the then Conversion Price (including but not limited to a conversion price with a discount that varies with the trading prices of or quotations for the Common Shares), then the Holder has the right to reduce the Conversion Price to such Base Conversion Price (including but not limited to a conversion price with a discount that varies with the trading prices of or quotations for the Common Shares) in perpetuity regardless of whether the holder of such convertible promissory note ever effectuated a conversion at the Base Conversion Price. In the event of an issuance of securities involving multiple tranches or closings, any adjustment pursuant to this Section 1.6(d) shall be calculated as if all such securities were issued at the initial closing. Notwithstanding the foregoing, this Section 1.6(d) shall not apply to the Excluded Transactions (as defined in this Note) unless an Event of Default has occurred under Section 3.20 of this Note, provided, further, that if an Event of Default occurs under Section 3.20 of this Note then the Holder shall at all times thereafter be entitled to utilize any Dilutive Issuance (including a Dilutive Issuance under any of the Excluded Transactions) that has occurred or occurs on or after the Issue Date of this Note. “Excluded Transactions” means transactions involving the issuance of the following securities of the Company: (i) Common Shares issued in a firm underwritten offering pursuant to a registration statement filed by the Company, (ii) the issuance by the Company of Common Shares upon the exercise of an outstanding options or warrants or the conversion of a security outstanding prior to the Issue Date so long as (a) such convertible or exercisable securities are disclosed in the SEC Documents (as defined in the Purchase Agreement) prior to the Issue Date and (b) the conversion or exercise price in such securities are not amended to a lower price on or after the Issue Date, (iii) the issuance of securities issued as part of the purchase price in connection with acquisitions or strategic transactions approved a majority of the disinterested directors of the Company, or securities issued in financing transactions, the primary purpose of which is to finance acquisitions or strategic transactions approved a majority of the disinterested directors of the Company, (iv) Common Shares, options or convertible securities issued to banks, equipment lessors or other financial institutions, or to real property lessors, pursuant to a debt financing, equipment leasing or real property leasing transaction, approved by a majority of the disinterested directors of the Company, but shall not include a transaction in which the Company is primarily issuing such securities primarily for the purpose of raising capital or to a person or an entity whose primary business is investing in securities, (v) Common Shares, options or convertible securities issued to in connection with the provision of goods or services pursuant to transactions approved by a majority of the disinterested directors of the Company, but shall not include a transaction in which the Company is primarily issuing such securities primarily for the purpose of raising capital or to a person or an entity whose primary business is investing in securities, (vi) Common Shares, options or convertible securities issued in connection with sponsored research, collaboration, technology license, development, investor or public relations, marketing or other similar agreements or strategic partnerships approved a majority of the disinterested directors of the Company, but shall not include a transaction in which the Company is primarily issuing such securities primarily for the purpose of raising capital or to a person or an entity whose primary business is investing in securities, (vii) the issuance by the Company of any Common Shares or standard options to purchase Common Shares to directors, officers, employees or consultants of the Company or its subsidiaries in their capacity as such pursuant to an equity incentive plan approved by a majority of the disinterested directors of the Company, (viii) the issuance of securities pursuant to any other arrangements that were in place prior to the Issue Date so long as (a) such arrangements are disclosed in the SEC Documents (as defined in the Purchase Agreement) prior to the Issue Date and (b) the cost basis of such securities issued pursuant to such arrangements are not amended to a lower cost basis on or after the Issue Date, or (ix) a Buyout Transaction (as defined below). “Buyout Transaction” shall mean any transaction if the Note is fully repaid and extinguished within two (2) business days after the Company’s execution of the transaction documents for the respective transaction.

(e) Notice of Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price as a result of the events described in Section 1.6 of this Note, the Borrower shall, at its expense and within two (2) calendar days after the occurrence of each respective adjustment or readjustment of the Conversion Price, compute such adjustment or readjustment and prepare and furnish to the Holder a certificate setting forth (i) the Conversion Price in effect at such time based upon the Dilutive Issuance, (ii) the number of Common Shares and the amount, if any, of other securities or property which at the time would be received upon conversion of the Note, (iii) the detailed facts upon which such adjustment or readjustment is based, and (iv) copies of the documentation (including but not limited to relevant transaction documents) that evidences the adjustment or readjustment. In addition, the Borrower shall, within two (2) calendar days after each written request from the Holder, furnish to such Holder a like certificate setting forth (i) the Conversion Price in effect at such time based upon the Dilutive Issuance, (ii) the number of Common Shares and the amount, if any, of other securities or property which at the time would be received upon conversion of the Note, (iii) the detailed facts upon which such adjustment or readjustment is based, and (iv) copies of the documentation (including but not limited to relevant transaction documents) that evidences the adjustment or readjustment. For the avoidance of doubt, each adjustment or readjustment of the Conversion Price as a result of the events described in Section 1.6 of this Note shall occur without any action by the Holder and regardless of whether the Borrower complied with the notification provisions in Section 1.6 of this Note.

1.7 Status as Shareholder. Upon submission of a Notice of Conversion by a Holder, (i) the Conversion Shares covered thereby (other than the Conversion Shares, if any, which cannot be issued because their issuance would exceed such Holder’s allocated portion of the Reserved Amount or Maximum Share Amount) shall be deemed converted into Common Shares and (ii) the Holder’s rights as a Holder of such converted portion of this Note shall cease and terminate, excepting only the right to receive certificates for such Common Shares and to any remedies provided herein or otherwise available at law or in equity to such Holder because of a failure by the Borrower to comply with the terms of this Note. Notwithstanding the foregoing, if a Holder has not received certificates for all Common Shares prior to the tenth (10th) business day after the expiration of the Deadline with respect to a conversion of any portion of this Note for any reason, then (unless the Holder otherwise elects to retain its status as a holder of Common Shares by so notifying the Borrower) the Holder shall regain the rights of a Holder of this Note with respect to such unconverted portions of this Note and the Borrower shall, as soon as practicable, return such unconverted Note to the Holder or, if the Note has not been surrendered, adjust its records to reflect that such portion of this Note has not been converted. In all cases, the Holder shall retain all of its rights and remedies for the Borrower’s failure to convert this Note.

1.8 Prepayment. At any time prior to the date that an Event of Default occurs under this Note, the Borrower shall have the right, exercisable on seven (7) Trading Days prior written notice to the Holder of the Note, to prepay the outstanding Principal Amount and interest then due under this Note in accordance with this Section 1.8. Any notice of prepayment hereunder (an “Optional Prepayment Notice”) shall be delivered to the Holder of the Note at its registered addresses and shall state: (1) that the Borrower is exercising its right to prepay the Note, and (2) the date of prepayment which shall be seven (7) Trading Days from the date of the Optional Prepayment Notice (the “Optional Prepayment Date”). On the Optional Prepayment Date, the Borrower shall make payment of the amounts designated below to or upon the order of the Holder as specified by the Holder in writing to the Borrower. If the Borrower exercises its right to prepay the Note in accordance with this Section 1.8, the Borrower shall make payment to the Holder of an amount in cash equal to the sum of: (w) 100% multiplied by the Principal Amount then outstanding plus (x) accrued and unpaid interest on the Principal Amount to the Optional Prepayment Date plus (y) $750.00 to reimburse Holder for administrative fees. If the Borrower delivers an Optional Prepayment Notice and fails to pay the applicable prepayment amount due to the Holder of the Note as provided in this Section 1.8, then the Borrower shall forever forfeit its right to prepay any part of the Note pursuant to this Section 1.8.

1.9 Repayment from Proceeds. If, at any time prior to the full repayment or full conversion of all amounts owed under this Note, the Company receives cash proceeds from any source or series of related or unrelated sources, including but not limited to, the issuance of equity or debt, the conversion of outstanding warrants of the Borrower, the issuance of securities pursuant to an Equity Line of Credit (as defined in this Note) of the Borrower or the sale of assets outside of the ordinary course of business, the Borrower shall, within three (3) business days of Borrower’s receipt of such proceeds, inform the February 2023 Buyers (as defined in the Purchase Agreement) (the “February 2023 Buyers”) of or publicly disclose such receipt, following which the Holder shall have the right in its sole discretion to require the Borrower to immediately apply up to 50% of such proceeds (the “Repayment Percentage”) to repay all or any portion of the outstanding Principal Amount and interest (including any Default Interest) then due under this Note, provided, however, that if any of the other February 2023 Notes (as defined in the Purchase Agreement) (the “February 2023 Notes”) are outstanding at such time, then the Repayment Percentage shall be allocated amongst the February 2023 Notes on a pro rata basis in proportion to the aggregate principal amount of the February 2023 Notes then held by the February 2023 Buyers. In the event that any of the February 2023 Buyers elects not to apply their pro rata portion of the respective Repayment Percentage towards the repayment of their February 2023 Note, then such respective Repayment Percentage shall be allocated to the other February 2023 Buyers on a pro rata basis in proportion to the aggregate principal amount of February 2023 Notes then held by each such other holder. Failure of the Borrower to comply with this provision shall constitute an Event of Default. “Equity Line of Credit” shall mean any transaction involving a written agreement between the Company and an investor or underwriter whereby the Company has the right to “put” its Common Shares to the investor or underwriter over an agreed period of time and at an agreed price or price formula (such Common Shares must be registered pursuant to a registration statement of the Company for the investor’s or underwriter’s resale). Notwithstanding the foregoing, payments from customers shall be excluded from this Section 1.9.

ARTICLE II. RANKING AND CERTAIN COVENANTS

2.1 Ranking and Security. This Note shall have priority over all unsecured indebtedness of the Borrower.

2.2 Other Indebtedness. So long as the Borrower shall have any obligation under this Note, the Borrower shall not incur or suffer to exist or guarantee any unsecured indebtedness that is senior to (in priority of payment and performance) the Borrower’s obligations hereunder.

2.3 Distributions on Capital Stock. So long as the Borrower shall have any obligation under this Note, the Borrower shall not without the Holder’s written consent (a) pay, declare or set apart for such payment, any dividend or other distribution (whether in cash, property or other securities) on shares of capital stock other than previously announced planned regular quarterly dividends and dividends Common Shares solely in the form of additional Common Shares or (b) directly or indirectly or through any subsidiary make any other payment or distribution in respect of its capital stock except for distributions pursuant to any shareholders’ rights plan which is approved by a majority of the Borrower’s disinterested directors.

2.4 Restriction on Stock Repurchases and Debt Repayments. So long as the Borrower shall have any obligation under this Note, the Borrower shall not without the Holder’s written consent redeem, repurchase or otherwise acquire (whether for cash or in exchange for property or other securities or otherwise) in any one transaction or series of related transactions any shares of capital stock of the Borrower or any warrants, rights or options to purchase or acquire any such shares, or repay any pari passu or subordinated indebtedness of Borrower.

2.5 Sale of Assets. So long as the Borrower shall have any obligation under this Note, the Borrower shall not, without the Holder’s written consent, sell, lease or otherwise dispose of any significant portion of its assets outside the ordinary course of business. Any consent by the Holder to the disposition of any assets may be conditioned on a specified use of the proceeds of disposition. For the avoidance of doubt, the Borrower is an acquisition holding company and the parties agree that the ordinary course of business of the Borrower includes the acquisition and disposition of subsidiaries and material portions of the assets of subsidiaries.

2.6 Advances and Loans; Affiliate Transactions. So long as the Borrower shall have any obligation under this Note, the Borrower shall not, without the Holder’s written consent, lend money, give credit, make advances to or enter into any transaction with any person, firm, joint venture or corporation, including, without limitation, officers, directors, employees, subsidiaries and affiliates of the Borrower, except loans, credits or advances (a) in existence or committed on the Issue Date and which the Borrower has informed Holder in writing prior to the Issue Date or which are disclosed in the SEC Documents (as defined in the Purchase Agreement), (b) in regard to transactions with unaffiliated third parties, made in the ordinary course of business or (c) in regard to transactions with unaffiliated third parties, not in excess of $100,000. So long as the Borrower shall have any obligation under this Note, the Borrower shall not, without the Holder’s written consent, repay any affiliate (as defined in Rule 144) of the Borrower in connection with any indebtedness or accrued amounts owed to any such party.

2.7 Section 3(a)(10) Transaction. So long as this Note is outstanding, the Borrower shall not enter into any transaction or arrangement structured in accordance with, based upon, or related or pursuant to, in whole or in part, Section 3(a)(10) of the Securities Act (a “3(a)(10) Transaction”). In the event that the Borrower does enter into, or makes any issuance of Common Shares related to a 3(a)(10) Transaction while this note is outstanding, a liquidated damages charge of 25% of the outstanding principal balance of this Note, but not less than $25,000, will be assessed and will become immediately due and payable to the Holder at its election in the form of a cash payment or added to the balance of this Note (under Holder’s and Borrower’s expectation that this amount will tack back to the Issue Date).

2.8 Preservation of Business and Existence, etc. So long as the Borrower shall have any obligation under this Note, the Borrower shall not, without the Holder’s written consent, (a) change the nature of its business; (b) sell, divest, change the structure of any material assets other than in the ordinary course of business; (c) enter into a Variable Rate Transaction unless it is an Excluded Transaction (as defined in the Note); or (d) enter into any merchant cash advance transactions. In addition, so long as the Borrower shall have any obligation under this Note, the Borrower shall maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, its existence, rights and privileges, and become or remain, and cause each of its Subsidiaries (other than dormant Subsidiaries that have no or minimum assets) to become or remain, duly qualified and in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary.

2.9 Noncircumvention. The Company hereby covenants and agrees that the Company will not, by amendment of its Certificate or Articles of Formation or Operating Agreement, or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Note, and will at all times in good faith carry out all the provisions of this Note and take all action as may be required to protect the rights of the Holder.

2.10 Lost, Stolen or Mutilated Note. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of this Note, the Company shall execute and deliver to the Holder a new Note.

ARTICLE III. EVENTS OF DEFAULT

It shall be considered an event of default if any of the following events listed in this Article III (each, an “Event of Default”) shall occur:

3.1 Failure to Pay Principal or Interest. The Borrower fails to pay, within two (2) business days following the due date thereof, the Principal Amount hereof or interest thereon when due on this Note, whether at maturity, upon acceleration or otherwise, or fails to fully comply with Section 1.9 of this Note.

3.2 Conversion and the Shares. The Borrower (i) fails to issue Conversion Shares to the Holder (or announces or threatens in writing that it will not honor its obligation to do so) upon exercise by the Holder of the conversion rights of the Holder in accordance with the terms of this Note, (ii) fails to transfer or cause its transfer agent to transfer (issue) (electronically or in certificated form) any certificate for the Conversion Shares issuable to the Holder upon conversion of or otherwise pursuant to this Note as and when required by this Note, (iii) fails to reserve the Reserved Amount at all times, (iv) the Borrower directs its transfer agent not to transfer or delays, impairs, and/or hinders its transfer agent in transferring (or issuing) (electronically or in certificated form) any certificate for the Conversion Shares issuable to the Holder upon conversion of or otherwise pursuant to this Note as and when required by this Note, or fails to remove (or directs its transfer agent not to remove or impairs, delays, and/or hinders its transfer agent from removing) any restrictive legend (or to withdraw any stop transfer instructions in respect thereof) on any certificate for any Conversion Shares issued to the Holder upon conversion of or otherwise pursuant to this Note as and when required by this Note (or makes any written announcement, statement or threat that it does not intend to honor the obligations described in this paragraph) and any such failure shall continue uncured (or any written announcement, statement or threat not to honor its obligations shall not be rescinded in writing) for two (2) Trading Days after the Holder shall have delivered a Notice of Conversion, and/or (v) fails to remain current in its obligations to its transfer agent (including but not limited to payment obligations to its transfer agent). It shall be an Event of Default of this Note, if a conversion of this Note is delayed, hindered or frustrated due to a balance owed by the Borrower to its transfer agent. If at the option of the Holder, the Holder advances any funds to the Borrower’s transfer agent in order to process a conversion, such advanced funds shall be added to the principal balance of the Note.

3.3 Breach of Agreements and Covenants. The Borrower breaches any covenant, agreement, or other term or condition contained in the Purchase Agreement, this Note, Irrevocable Transfer Agent Instructions, Warrants (as defined in the Purchase Agreement) (the “Warrants”), or in any agreement, statement or certificate given in writing pursuant hereto or in connection herewith or therewith and such failure shall not have been remedied or waived within fifteen (15) calendar days after the earlier of (x) an officer of Borrower becomes aware of such failure or (y) receipt by the Borrower of notice from the Holder of such failure.

3.4 Breach of Representations and Warranties. Any representation or warranty of the Borrower made in the Purchase Agreement, this Note, Irrevocable Transfer Agent Instructions, Warrants, or in any agreement, statement or certificate given in writing pursuant hereto or in connection herewith or therewith shall be false or misleading in any material respect when made.

3.5 Receiver or Trustee. The Borrower or any subsidiary of the Borrower shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business, or such a receiver or trustee shall otherwise be appointed.

3.6 Judgments. Any money judgment, writ or similar process shall be entered or filed against the Borrower or any subsidiary of the Borrower or any of its property or other assets for more than $500,000, and shall remain unvacated, unbonded or unstayed for a period of sixty (60) days unless otherwise consented to by the Holder, which consent will not be unreasonably withheld.

3.7  Bankruptcy. Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings, voluntary or involuntary, for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Borrower or any subsidiary of the Borrower.

3.8  Failure to Comply with the 1934 Act. At any time after the Issue Date, the Borrower shall fail to comply with the reporting requirements of the 1934 Act and/or the Borrower shall cease to be subject to the reporting requirements of the 1934 Act for ten consecutive trading days.

3.9  Liquidation. Any dissolution, liquidation, or winding up of Borrower or any substantial portion of its business.

3.10 Cessation of Operations. Any cessation of operations by Borrower or Borrower admits it is otherwise generally unable to pay its debts as such debts become due, provided, however, that any disclosure of the Borrower’s ability to continue as a “going concern” shall not be an admission that the Borrower cannot pay its debts as they become due.

3.11 Maintenance of Assets. The failure by Borrower to maintain any material intellectual property rights, personal, real property or other assets which are necessary to conduct its business (whether now or in the future).

3.12 Financial Statement Restatement. The restatement of any financial statements filed by the Borrower with the SEC for any date or period from two years prior to the Issue Date of this Note and until this Note is no longer outstanding.

3.13 Replacement of Transfer Agent. In the event that the Borrower proposes to replace its transfer agent, the Borrower fails to provide, prior to the effective date of such replacement, a fully executed Irrevocable Transfer Agent Instructions in a form as initially delivered pursuant to the Purchase Agreement (including but not limited to the provision to irrevocably reserve Common Shares in the Reserved Amount) signed by the successor transfer agent to Borrower and the Borrower.

3.14 Cross-Default. The declaration of an event of default by any lender or other extender of credit to the Company under any notes, loans, agreements or other instruments of the Company evidencing any indebtedness of the Company (including those filed as exhibits to or described in the Company’s filings with the SEC), after the passage of all applicable notice and cure or grace periods.

3.15 Variable Rate Transactions. The Borrower consummates a Variable Rate Transaction at any time on or after the Issue Date other than a Variable Rate Transaction that is an Excluded Transaction (as defined in the Note).

3.16 Inside Information. Any attempt by the Borrower or its officers, directors, and/or affiliates to transmit, convey, disclose, or any actual transmittal, conveyance, or disclosure by the Borrower or its officers, directors, and/or affiliates of, material non-public information concerning the Borrower, to the Holder or its successors and assigns, which is not immediately cured by Borrower’s filing of a Form 8-K pursuant to Regulation FD on that same date.

3.17 Unavailability of Rule 144. If, at any time on or after the date that is six (6) calendar months after the Issue Date, the Holder is unable to (i) obtain a standard “144 legal opinion letter” from an attorney reasonably acceptable to the Holder, the Holder’s brokerage firm (and respective clearing firm), and the Borrower’s transfer agent in order to facilitate the Holder’s conversion of any portion of the Note into free trading shares of the Borrower’s Common Shares pursuant to Rule 144, and/or (ii) thereupon deposit such shares into the Holder’s brokerage account.

3.18 Delisting, Suspension, or Quotation of Trading of Common Shares. If, at any time on or after the Issue Date, the Borrower’s Common Shares (i) is suspended from trading, (ii) halted from trading, and/or (iii) fails to be quoted or listed (as applicable) on a Principal Market for a period of ten consecutive trading days.

3.19 Market Capitalization. The Borrower fails to maintain a market capitalization of at least $5,000,000 on any Trading Day, which shall be calculated by multiplying (i) the closing price of the Borrower’s Common Shares on the Trading Day immediately preceding the respective date of calculation by (ii) the total shares of the Borrower’s Common Shares issued and outstanding on the Trading Day immediately preceding the respective date of calculation.

3.20 Failure to Pay an Amortization Payment. The Borrower fails to pay an Amortization Payment (as defined in this Note) when due as provided in Section 4.16 of this Note.

3.21 Shareholder Approval. The Company fails to obtain the Shareholder Approval (as defined in the Purchase Agreement) within ninety (90) calendar days after the Issue Date.

3.22 Use of Proceeds. The Borrower shall fail to provide to Holder, within three (3) business days after the Closing (as defined in the Purchase Agreement), evidence of the Borrower’s payment of the entire Cash Portion (as defined in the Eyewear Merger Agreement (as defined in the Purchase Agreement) (the “Eyewear Merger Agreement”)) to Eyewear (as defined in the Purchase Agreement) pursuant to the Eyewear Merger Agreement.

3.23 Rights and Remedies Upon an Event of Default. Upon the occurrence of any Event of Default specified in this Article III, this Note shall become immediately due and payable, and the Borrower shall pay to the Holder, in full satisfaction of its obligations hereunder, an amount equal to the Principal Amount then outstanding plus accrued interest (including any Default Interest) through the date of full repayment multiplied by 115% (collectively the “Default Amount”), as well as all costs, including, without limitation, legal fees and expenses, of collection, all without demand, presentment or notice, all of which hereby are expressly waived by the Borrower. Holder may, in its sole discretion, determine to accept payment part in Common Shares and part in cash. For purposes of payments in Common Shares, the conversion formula set forth in Section 1.2 shall apply as well as all other provisions of this Note. The Holder shall be entitled to exercise all other rights and remedies available at law or in equity.

ARTICLE IV. MISCELLANEOUS

4.1 Failure or Indulgence Not Waiver. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privileges. All rights and remedies of the Holder existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

4.2 Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, e-mail or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by e-mail or facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

If to the Borrower, to:

1847 HOLDINGS LLC

590 Madison Avenue, 21st Floor

New York, NY 10022

Attention: Ellery Roberts

e-mail: info@1847holdings.com

If to the Holder:

LEONITE FUND I, LP

1 Hillcrest Center Dr, Suite 232

Spring Valley, NY 10977

e-mail: avi@leonitecap.com

4.3 Amendments. This Note and any provision hereof may only be amended by an instrument in writing signed by the Borrower and the Holder. The term “Note” and all reference thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented.

4.4 Assignability. This Note shall be binding upon the Borrower and its successors and assigns, and shall inure to be the benefit of the Holder and its successors and assigns. The Borrower shall not assign this Note or any rights or obligations hereunder without the prior written consent of the Holder. The Holder may assign its rights hereunder to any “accredited investor” (as defined in Rule 501(a) of the 1933 Act) in a private transaction from the Holder or to any of its “affiliates”, as that term is defined under the 1934 Act, without the consent of the Borrower. Notwithstanding anything in this Note to the contrary, this Note may be pledged as collateral in connection with a bona fide margin account or other lending arrangement. The Holder and any assignee, by acceptance of this Note, acknowledge and agree that following conversion of a portion of this Note, the unpaid and unconverted principal amount of this Note represented by this Note may be less than the amount stated on the face hereof.

4.5 Cost of Collection. If default is made in the payment of this Note, the Borrower shall pay the Holder hereof costs of collection, including reasonable attorneys’ fees.

4.6 Governing Law; Venue; Attorney’s Fees. This Note shall be governed by and construed in accordance with the laws of the State of Delaware without regard to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Note or any other agreement, certificate, instrument or document contemplated hereby shall be brought only in the state courts located in the Court of Chancery of the State of Delaware or, to the extent such court does not have subject matter jurisdiction, the United States District Court for the District of Delaware or, to the extent that neither of the foregoing courts has jurisdiction, the Superior Court of the State of Delaware. The Borrower hereby irrevocably waives any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. THE BORROWER HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS NOTE OR ANY TRANSACTIONS CONTEMPLATED HEREBY. Each party hereby irrevocably waives personal service of process and consents to process being served in any suit, action or proceeding in connection with this Note or any other agreement, certificate, instrument or document contemplated hereby or thereby by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Note and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. The prevailing party in any action or dispute brought in connection with this the Note or any other agreement, certificate, instrument or document contemplated hereby or thereby shall be entitled to recover from the other party its reasonable attorney’s fees and costs.

4.7 Certain Amounts. Whenever pursuant to this Note the Borrower is required to pay an amount in excess of the outstanding Principal Amount (or the portion thereof required to be paid at that time) plus accrued and unpaid interest plus Default Interest on such interest, the Borrower and the Holder agree that the actual damages to the Holder from the receipt of cash payment on this Note may be difficult to determine and the amount to be so paid by the Borrower represents stipulated damages and not a penalty and is intended to compensate the Holder in part for loss of the opportunity to convert this Note and to earn a return from the sale of Common Shares acquired upon conversion of this Note at a price in excess of the price paid for such shares pursuant to this Note. The Borrower and the Holder hereby agree that such amount of stipulated damages is not plainly disproportionate to the possible loss to the Holder from the receipt of a cash payment without the opportunity to convert this Note into Common Shares.

4.8 Purchase Agreement. The Company and the Holder shall be bound by the applicable terms of the Purchase Agreement and the documents entered into in connection herewith and therewith.

4.9  Notice of Corporate Events. Except as otherwise provided below, the Holder of this Note shall have no rights as a Holder of Common Shares unless and only to the extent that it converts this Note into Common Shares. The Borrower shall provide the Holder with prior notification of any meeting of the Borrower’s shareholders (and copies of proxy materials and other information sent to shareholders). In the event of any taking by the Borrower of a record of its shareholders for the purpose of determining shareholders who are entitled to receive payment of any dividend or other distribution, any right to subscribe for, purchase or otherwise acquire (including by way of merger, consolidation, reclassification or recapitalization) any share of any class or any other securities or property, or to receive any other right, or for the purpose of determining shareholders who are entitled to vote in connection with any change in control or any proposed liquidation, dissolution or winding up of the Borrower, the Borrower shall mail a notice to the Holder, at least twenty (20) days prior to the record date specified therein (or thirty (30) days prior to the consummation of the transaction or event, whichever is earlier), of the date on which any such record is to be taken for the purpose of such dividend, distribution, right or other event, and a brief statement regarding the amount and character of such dividend, distribution, right or other event to the extent known at such time. The Borrower shall make a public announcement of any event requiring notification to the Holder hereunder substantially simultaneously with the notification to the Holder in accordance with the terms of this Section 4.9.

4.10 Remedies. The Borrower acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder, by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Borrower acknowledges that the remedy at law for a breach of its obligations under this Note will be inadequate and agrees, in the event of a breach or threatened breach by the Borrower of the provisions of this Note, that the Holder shall be entitled, in addition to all other available remedies at law or in equity, and in addition to the penalties assessable herein, to an injunction or injunctions restraining, preventing or curing any breach of this Note and to enforce specifically the terms and provisions thereof, without the necessity of showing economic loss and without any bond or other security being required.

4.11 Construction; Headings. This Note shall be deemed to be jointly drafted by the Company and all the Holder and shall not be construed against any person as the drafter hereof. The headings of this Note are for convenience of reference and shall not form part of, or affect the interpretation of, this Note.

4.12 Usury. To the extent it may lawfully do so, the Company hereby agrees not to insist upon or plead or in any manner whatsoever claim, and will resist any and all efforts to be compelled to take the benefit or advantage of, usury laws wherever enacted, now or at any time hereafter in force, in connection with any action or proceeding that may be brought by the Holder in order to enforce any right or remedy under this Note. Notwithstanding any provision to the contrary contained in this Note, it is expressly agreed and provided that the total liability of the Company under this Note for payments which under the applicable law are in the nature of interest shall not exceed the maximum lawful rate authorized under applicable law (the “Maximum Rate”), and, without limiting the foregoing, in no event shall any rate of interest or default interest, or both of them, when aggregated with any other sums which under the applicable law in the nature of interest that the Company may be obligated to pay under this Note exceed such Maximum Rate. It is agreed that if the maximum contract rate of interest allowed by applicable law and applicable to this Note is increased or decreased by statute or any official governmental action subsequent to the Issue Date, the new maximum contract rate of interest allowed by law will be the Maximum Rate applicable to this Note from the effective date thereof forward, unless such application is precluded by applicable law. If under any circumstances whatsoever, interest in excess of the Maximum Rate is paid by the Company to the Holder with respect to indebtedness evidenced by this Note, such excess shall be applied by the Holder to the unpaid principal balance of any such indebtedness or be refunded to the Company, the manner of handling such excess to be at the Holder’s election.

4.13 Severability. In the event that any provision of this Note is invalid or unenforceable under any applicable statute or rule of law (including any judicial ruling), then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of this Note.

4.14 Terms of Future Financings. So long as this Note is outstanding, upon any issuance by the Borrower or any of its subsidiaries of any security, or amendment to a security that was originally issued before the Issue Date, with any term that the Holder reasonably believes is more favorable to the holder of such security or with a term in favor of the holder of such security that the Holder reasonably believes was not similarly provided to the Holder in this Note (even if the holder of such other security does not receive the benefit of such more favorable term until a default occurs under such other security), then (i) the Borrower shall notify the Holder of such additional or more favorable term within one (1) business day of the issuance and/or amendment (as applicable) of the respective security, and (ii) such term, at Holder’s option, shall become a part of the transaction documents with the Holder (regardless of whether the Borrower complied with the notification provision of this Section 4.14). The types of terms contained in another security that may be more favorable to the holder of such security include, but are not limited to, terms addressing prepayment rate, interest rates, and original issue discounts. Notwithstanding the foregoing, this Section 4.14 shall not apply to the Excluded Transactions unless an Event of Default has occurred under Section 3.20 of this Note, provided, further, that if an Event of Default occurs under Section 3.20 of this Note then the Holder shall at all times thereafter be entitled to enforce its rights under this Section 4.14 with respect to any of the Excluded Transactions that has occurred or occurs on or after the Issue Date of this Note.

4.15 Dispute Resolution. In the case of a dispute as to the determination of the Conversion Price, Conversion Amount, any prepayment amount or Default Amount, Issue, Closing or Maturity Date, the closing bid price, or fair market value (as the case may be) or the arithmetic calculation of the Conversion Price or the applicable prepayment amount(s) (as the case may be), the Borrower or the Holder shall submit the disputed determinations or arithmetic calculations via facsimile (i) within one (1) Trading Day after receipt of the applicable notice giving rise to such dispute to the Borrower or the Holder or (ii) if no notice gave rise to such dispute, at any time after the Holder learned of the circumstances giving rise to such dispute. If the Holder and the Borrower are unable to agree upon such determination or calculation within one (1) Trading Day of such disputed determination or arithmetic calculation (as the case may be) being submitted to the Borrower or the Holder, then the Borrower shall, within one (1) Trading Day, submit (a) the disputed determination of the Conversion Price, the closing bid price, the or fair market value (as the case may be) to an independent, reputable investment bank selected by the Borrower and approved by the Holder or (b) the disputed arithmetic calculation of the Conversion Price, Conversion Amount, any prepayment amount or Default Amount, to an independent, outside accountant selected by the Holder that is reasonably acceptable to the Borrower. The Borrower shall cause at its expense the investment bank or the accountant to perform the determinations or calculations and notify the Borrower and the Holder of the results no later than one (1) Trading Day from the time it receives such disputed determinations or calculations. Such investment bank’s or accountant’s determination or calculation shall be binding upon all parties absent demonstrable error.

4.16 Amortization Payments.

(a) In addition to all other payment obligations under this Note, Borrower shall also make the following amortization payments (each an “Amortization Payment”) in cash to the Holder towards the repayment of this Note, as provided in the following table:

Payment Date:	Payment Amount:

5/9/2023	$116,666.66 plus accrued interest through May 9, 2023 (or, if, extended pursuant to Section 4.16(b) below, through June 9, 2023)
6/9/2023	$116,666.66 plus accrued interest through June 9, 2023 (or, if extended pursuant to Section 4.16(c) below, through July 9, 2023)
7/9/2023	$116,666.66 plus accrued interest through July 9, 2023 (or, if extended pursuant to Section 4.16(d) below, through August 9, 2023)
8/9/2023	$116,666.66 plus accrued interest through August 9, 2023
9/9/2023	$116,666.66 plus accrued interest through September 9, 2023
10/9/2023	$116,666.66 plus accrued interest through October 9, 2023
11/9/2023	$116,666.66 plus accrued interest through November 9, 2023
12/9/2023	$116,666.66 plus accrued interest through December 9, 2023
1/9/2024	$116,666.66 plus accrued interest through January 9, 2024
2/9/2024	$116,666.73 plus accrued interest through February 9, 2024

(b)   With respect to the first Amortization Payment originally due on May 9, 2023 (the “First Amortization Payment”), the Company may notify the Holder on or before May 9, 2023, that the Company is electing to extend the due date of the First Amortization Payment to June 9, 2023 (the “First Amortization Payment Extension”) as further provided herein. If the Company exercises the First Amortization Payment Extension, then the First Amortization Payment shall be due on June 9, 2023, and the Company shall pay $11,666.66 plus 10% of the accrued interest through May 9, 2023 (the “First Amortization Payment Extension Fee”) to the Holder on or before May 9, 2023. For the avoidance of doubt, the First Amortization Payment Extension shall not affect the due date of any other Amortization Payment and the First Amortization Payment Extension Fee shall not reduce the amounts owed under the Note. The Company shall not be permitted to exercise the First Amortization Payment Extension if an Event of Default occurs under the Note.

(c)   With respect to the second Amortization Payment originally due on June 9, 2023 (the “Second Amortization Payment”), the Company may notify the Holder on or before June 9, 2023, that the Company is electing to extend the due date of the Second Amortization Payment to July 9, 2023 (the “Second Amortization Payment Extension”) as further provided herein. If the Company exercises the Second Amortization Payment Extension, then the Second Amortization Payment shall be due on July 9, 2023, and the Company shall pay $11,666.66 plus 10% of the accrued interest through June 9, 2023 (the “Second Amortization Payment Extension Fee”) to the Holder on or before June 9, 2023. For the avoidance of doubt, the Second Amortization Payment Extension shall not affect the due date of any other Amortization Payment and the Second Amortization Payment Extension Fee shall not reduce the amounts owed under the Note. The Company shall not be permitted to exercise the Second Amortization Payment Extension if an Event of Default occurs under the Note.

(d)   With respect to the third Amortization Payment originally due on July 9, 2023 (the “Third Amortization Payment”), the Company may notify the Holder on or before July 9, 2023, that the Company is electing to extend the due date of the Third Amortization Payment to August 9, 2023 (the “Third Amortization Payment Extension”) as further provided herein. If the Company exercises the Third Amortization Payment Extension, then the Third Amortization Payment shall be due on August 9, 2023, and the Company shall pay $11,666.66 plus 10% of the accrued interest through July 9, 2023 (the “Third Amortization Payment Extension Fee”) to the Holder on or before July 9, 2023. For the avoidance of doubt, the Third Amortization Payment Extension shall not affect the due date of any other Amortization Payment and the Third Amortization Payment Extension Fee shall not reduce the amounts owed under the Note. The Company shall not be permitted to exercise the Third Amortization Payment Extension if an Event of Default occurs under the Note.

[signature page follows]

IN WITNESS WHEREOF, Borrower has caused this Note to be signed in its name by its duly authorized officer on February 9, 2023.

1847 HOLDINGS LLC

By:	/s/ Ellery W. Roberts
Name:	Ellery W. Roberts
Title:	Chief Executive Officer

EXHIBIT A – NOTICE OF CONVERSION

The undersigned hereby elects to convert $_________ principal amount of the Note (defined below) into that number of Common Shares to be issued pursuant to the conversion of the Note (“Common Shares”) as set forth below, of 1847 HOLDINGS LLC, a Delaware limited liability company (the “Borrower”), according to the conditions of the promissory note of the Borrower dated as of February 9, 2023 (the “Note”), as of the date written below. No fee will be charged to the Holder for any conversion, except for transfer taxes, if any.

Box Checked as to applicable instructions:

☐	The Borrower shall electronically transmit the Common Shares issuable pursuant to this Notice of Conversion to the account of the undersigned or its nominee with DTC through its Deposit Withdrawal Agent Commission system (“DWAC Transfer”).

Name of DTC Prime Broker:
DTC Participant Number:
Account Number:
Account Name:

☐

The undersigned hereby requests that the Borrower issue a certificate or certificates for the number of Common Shares set forth below (which numbers are based on the Holder’s calculation attached hereto) in the name(s) specified immediately below or, if additional space is necessary, on an attachment hereto:

_______________________________________________________________________________

Date of Conversion:
Applicable Conversion Price:
Number of Common Shares to be Issued Pursuant to Conversion of the Note:
Amount of Principal Balance Due remaining Under the Note after this conversion:

By:
Name:
Title:

Date: